SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential for Use of the
                                                 Commission Only
                                              (as permitted by Rule 14c-5(d)(2)
[X]  Definitive Information Statement

                             AVALON OIL & GAS, INC.
                   ------------------------------------------
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)       Title of each class of securities to which transaction applies:

2)       Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)       Proposed maximum aggregate value of transaction:

5)       Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form of Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration No.:

3) Filing Party:

4) Date Filed:

                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

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                             AVALON OIL & GAS, INC.
                          7000 Flour Exchange Building
                             310 Fourth Avenue South
                              Minneapolis, MN 55415

                            -------------------------

                              Information Statement

                            -------------------------

     This information statement is furnished in connection with the taking of corporate action without a meeting by less than unanimous written consent of stockholders. Kent Rodriguez, Douglas Barton and Thad Kaplan, as record holders, including proxies, of 202,067,962 shares of common stock, par value $.001 per share (the "Common Stock"), of Avalon Oil & Gas, Inc. ("AOG"), a Nevada Corporation is entitled to vote such shares or approximately 50.1% of the outstanding capital stock of AOG. On December 20, 2005, Messrs. Kent Rodriguez, Douglas Barton and Thad Kaplan (the "Voting Shareholders") elected Three (3) Directors to AOG's Board of Directors by less than unanimous written consent in lieu of taking such action at an annual meeting of stockholders. Please be advised, therefore, that this is only an Information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being sent or given to stockholders on January 23, 2006. Record holders of the Common Stock at the close of business on December 19, 2005 are eligible to receive a copy of this Information Statement. Each stockholder is entitled to one vote for each share of Common Stock held, and the Series "A" Preferred Shareholder is entitled to vote 161,232,362 equivalent shares. On December 20, 2005, there were 403,080,905 shares of Common Stock and voting Preferred Shares eligible for voting.

                              ELECTION OF DIRECTORS

     Pursuant to this corporate action without a meeting, several directors are to be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. In the event that a nominee for any reason should become unavailable for election (which is not anticipated), Messrs. Kent Rodriguez, Douglas Barton and Thad Kaplan intend to elect a substitute nominee as may be proposed by the Board of Directors, unless the Board of Directors reduces the number of Directors.

     The following information is furnished with respect to the new Directors:

     Business experience for the last five years and other information relating to each Director, Executive Officer and Significant Employee is as follows:

     Kent Rodriguez joined the Company as Chief Executive Officer, President and Chief Executive Officer in January, 1997. Since 1995, he has been the Managing Partner of Weyer Capital Partners, a Minneapolis-based venture capital corporation. From 1985 to 1995, he was employed by the First National Bank of Elmore, Elmore, Minnesota, in various capacities. He has a B.A. degree from Carleton College.

     Douglas Barton was a Director of XDOGS.COM from 1998 to February 2005. From 1987 to the present, he has been the President and sole owner of Venture Communications, Inc., (formerly known as Douglas Communications, Inc.), a private promotion, development, and marketing consulting firm. He has a B.S. degree in Economics/History from the University of Minnesota.

     Thad Kaplan is currently an independent food and beverage industry consultant. From 1997 to 2002, Mr. Kaplan was the owner of BS Holdings, Inc., a food and beverage industry holding company. BS Holdings acquired a food service business in 1997 that was primarily in the wholesale baking business. He sold the business during the second quarter of 2002. Prior to owning BS Holdings, Inc., Mr. Kaplan was the purchaser and manager for an independent supermarket chain in Middletown, New York. Mr. Kaplan's responsibilities included purchasing decisions, management of employees, marketing and profit and loss responsibility. Mr. Kaplan holds an Associates degree from Sullivan County Community College, New York with studies in Food Service, Restaurant Management and the Culinary Arts.


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         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates all persons who, as of December 19, 2005, the most recent practicable date, are known by the Company to own beneficially more than 5% of any class of the Company's voting securities and all directors of the Company and all officers not directors of the Company as a group.


                                                          Amount and
                             Name & Address of              Nature of           % of
 Title of Class             Beneficial Owner             Beneficial Owner       Class
 --------------             ----------------             ----------------       -----

Common Stock                Kent Rodriguez.                  17,350,200         4.3 %
Par value $.001             7000 Flour Exchange Bldg.
                            310 Fourth Avenue South
                            Minneapolis, MN   55415

Preferred Stock             Kent Rodriguez                  161,232,362         100 %
Par Value $.10              7000 Flour Exchange Bldg.
                            310 Fourth Avenue South
                            Minneapolis, MN   55415

Common Stock                Mid-Continent Investments        85,000,000        21.1 %
Par value $.001             7906 East 55th Street
                            Tulsa, OK   74145

Common Stock                Sooner Leasing, LLC              48,000,000       11.91 %
Par value $.001             7906 East 55th Street
                            Tulsa, OK   74145

Common Stock                Douglas Barton                    1,500,000        0.32 %
Par value $.001             7000 Flour Exchange Bldg.
                            310 Fourth Avenue South
                            Minneapolis, MN   55415

Common Stock               Thad Kaplan                          500,000        0.12 %
Par value $.001            7000 Flour Exchange Bldg.
                           310 Fourth Avenue South
                           Minneapolis, MN   55415

                           All officers and                 180,582,562        44.8 %
                           directors as a group
                           (3 persons)

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                                            By Order of the Board of Directors


                                           /s/ Kent Rodriguez
                                           -------------------------------------
                                               Kent Rodriguez
                                               President

December 20, 2005